UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 13, 2006

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 9.01 Financial Statements and Exhibits.

Signatures

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 13, 2006, the Registrant acquired Arques Technology, Inc., a California corporation (“Arques”), under the terms of the Agreement and Plan of Merger dated as of March 16, 2006, by and among the Registrant, Arques, and certain other affiliated parties (the “Merger Agreement”). The Merger Agreement comprises Exhibit 10.23 to Registrant’s Current Report on Form 8-K dated March 16, 2006, and filed with the SEC on March 22, 2006 (the “Prior form 8-K”). Arques is a privately-held fabless manufacturer of analog semiconductor devices founded in 2001, with about 25 employees, most of whom are employed by its Taiwan subsidiary. Arques’ primary products, some of which are in production and others of which are in various stages of development, include white LED drivers for mobile handsets and DDR memory voltage regulators for digital consumer electronics.

In acquiring Arques’ business, Registrant acquired primarily assets consisting of those products under development, intellectual property, and the good will associated with those products already in the market place. The consideration paid by Registrant, as more fully described in Item 1.01 of the Prior Form 8-K and the Merger Agreement, consisted of (1) an upfront payment of approximately $7.75 million, part of which was paid to Arques shareholders and part of which was paid to Arques creditors, primarily assumption of transaction-related costs, and (2) the agreement to pay an earn-out, 80% to Arques shareholders and 20% to certain Arques employees, based upon operating results during the first 18 full calendar months after the closing. Fifteen percent (15%) of the up-front payment to Arques shareholders was held back and will be retained by Registrant for 12 months and, along with the earn-out, is subject to indemnification obligations of Arques to Registrant under the Merger Agreement.

Arques shareholders who did not vote in favor of the acquisition by the Registrant have dissenters rights they may exercise for approximately thirty (30) days.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Arques have not been included in this Current Report on Form 8-K (the “Form 8-K”) but are expected to be included in an amendment to this Form 8-K to be filed no later than 71 days after the date that this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information has not been included in this Form 8-K but is expected to be included in an amendment to this Form 8-K to be filed no later than 71 days after the date that this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th day of April, 2006.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ Kevin J. Berry
Kevin J. Berry
Chief Financial Officer